Exhibit 99.3

FOR IMMEDIATE RELEASE
Company Contact:
James C. Katzaroff
Manakoa Services Corporation Phone: 509 736 7000

Investors:
Lisa Lindberg/Tom Caden
The Investor Relations Group Phone: 212 825 3210

MANAKOA SERVICES CORPORATION ELECTS CEO AND PRESIDENT

Kennewick, WA ...May 18, 2004... Manakoa Services Corporation (MKOS) today announced the appointment of Dr. Robert Williams to the position of Chief
Executive Officer and James C. Katzaroff to the position of President and Interim Chief Financial Officer. The Company also announced the appointment of both Mr. Williams and Mr. Katzaroff to the Company's Board of Directors.

Admiral Stuart Platt, USN Ret., Chairman of Manakoa Services Corporation, stated, "As an integral part of implementing our strategic plan I am very pleased to welcome Dr. Williams and Mr. Katzaroff as our newest Board members and senior officers. I want to thank Brad Partridge for his service as an officer during the transitional period of the past few months "

Dr. Williams was previously Chief Executive Officer of Secure Logistix, purchased by Manakoa in a transaction that closed earlier this year. Mr. Katzaroff was previously Executive Vice President of Manakoa. Dr. Williams and Mr. Katzaroff will join Admiral Stuart Platt, USN Ret., on the newly formed Executive Committee of the Board of Directors.

Dr. Williams' senior level IT management experience spans over twenty years and includes posts at both start-up companies and large technology companies. He was President of the professional services organization, PDS Advanced Technologies; President and founder of the pioneering UNIX applications developer, Decathlon Data Systems; and a senior executive at UNISYS/System Development Corporation. Dr. Williams is the co-author of the best selling The Ultimate Windows Server 2003 Administrator's Guide and other best selling books. He holds a BA and MPA from Whittier College and a PhD. from UCLA.

Mr. Katzaroff has held several senior positions, including Chief Financial Officer at Telemac, an international communications company in the wireless telephony market. Prior to Telemac, Mr. Katzaroff was a financial consultant with Smith Barney, Bateman Eichler and E.F. Hutton. Mr. Katzaroff has been a financial advisor for numerous start-up and development stage companies. Mr. Katzaroff holds a BA in Business Economics from the University of California, Santa Barbara.

About Manakoa

Manakoa (www.Manakoa.com) is an independent software vendor and professional consulting services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software and pre-configured scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship product, Compliance WorkCenter (TM), is being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured platform, with templates, department by department, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Compliance Enforcer(TM) by Manakoa and Compliance Monitor(TM) by Manakoa, will provide a scalable, cost-effective total compliance solution, which can be easily utilized in concert with a company's existing IT. The product suite is unique in its comprehensive approach to the full scope of compliance and risk management assessment, remediation, policy enforcement, and monitoring. Enterprise customers wishing to learn more, preview upcoming product releases or engage Manakoa for compliance and security audits and scope enforcement needs should contact Ed Nichols, VP Business Development, in our Boulder, Colorado office, phone (303) 448-8964 and by email at Enichols@Manakoa.com.

SAFE HARBOR STATEMENT

Under the Private Securities Litigation Reform Act-with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.